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                                                                     EXHIBIT 23
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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Intimate Brands, Inc. on Form S-8, Registration Nos. 333-1960, 333-04921, 333-04923 and 333-10215 of our report dated February 24, 1997, on our audits of the consolidated financial statements of Intimate Brands, Inc. and Subsidiaries as of February 1, 1997, and February 3, 1996, and for the fiscal years ended February 1, 1997, February 3, 1996, and January 28, 1995, which report is included in this Annual Report on Form 10-K.



                                                /s/ Coopers & Lybrand L.L.P

                                                COOPERS & LYBRAND L.L.P.



Columbus, Ohio
April 25, 1997